Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

AMTD Digital Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—		—	—

Fees Previously Paid	Equity	Class A ordinary shares, par value US$0.0001 per share(1)	Rule 457(a)	7,360,000(2)(3)	US$20.50(3)	US$150,880,000(2)(3)	US$	0.0001091	US$16,461(4)

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—				—	—	—	—

	Total Offering Amounts					US$150,880,000			US$16,461

	Total Fees Previously Paid								US$16,461

	Total Fee Offsets								—

	Net Fee Due								—

(1)

American depositary shares issuable upon deposit of Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No.333-256847). Every five American depositary shares represent two Class A ordinary shares.

(2)

Includes Class A ordinary shares that are issuable upon the exercise of the underwriters’ option to purchase additional ADSs. Also includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
(4)	Previously paid.